UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
AMB PROPERTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-13545	94-3281941

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111 (Address of Principal Executive Offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangements
     On August 15, 2006, AMB Property, L.P., of which we are the sole general partner, sold $175,000,000 aggregate principal amount of its fixed rate senior unsecured notes under the Series C medium-term note program that it commenced on August 10, 2006. $325,000,000 principal amount of notes remains issuable pursuant to the program. The notes mature on August 15, 2013 and bear interest at a rate of 5.90% per annum. J.P. Morgan Securities Inc., Banc of America Securities LLC, PNC Capital Markets LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC acted as agents for the issuance of the notes. Pricing of the notes occurred on August 10, 2006. We have guaranteed the $175,000,000 aggregate principal amount and interest on the notes.
     The notes are subject to prepayment at the option of AMB Property, L.P., at any time in whole or from time to time in part, at a price equal to the greater of: (i) 100% of the principal amount of the notes to be prepaid and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the prepayment price) on the notes to be prepaid (exclusive of interest accrued to the date of prepayment) discounted to the date of prepayment on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined in the note) plus 15 basis points.
     The estimated net proceeds to AMB Property, L.P. were approximately $173,557,000, after deducting the agents’ commissions of $1,050,000 and anticipated offering expenses of approximately $225,000. AMB Property, L.P. intends to use the net proceeds for general corporate purposes, which may include the acquisition or development of additional properties, the repayment of indebtedness, including inter-company indebtedness, the redemption or other repurchase of outstanding securities, capital expenditures and increasing its working capital. Pending the application of the net proceeds, it may invest the proceeds in short-term securities or temporarily reduce borrowings under its revolving credit facilities.
     The fixed rate note and guarantee are attached as Exhibit 4.1 and incorporated in this report by reference.
Item 9.01. Financial Statements and Exhibits
     (c)   Exhibits

Exhibit	Description

4.1	$175,000,000 Fixed Rate Note No. FXR-C-1, attaching the Parent Guarantee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: August 15, 2006	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	$175,000,000 Fixed Rate Note No. FXR-C-1, attaching the Parent Guarantee.